Exhibit 23.3

                                 FAX (303) 623-4258

      621 SEVENTEENTH STREET SUITE 1550 DENVER, COLORADO 80293 TELEPHONE (303) 623-9147

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the use of our reports relating to the proved oil and gas reserves of Ante5, Inc., to the information derived from such reports and to the reference to this firm as an expert in the Form S-1 registration statement and any amendments thereto filed in the prospectus to which the registration statement relates

[SEAL]

\s\ Ryder Scott Company. L.P.
RYDER SCOTT COMPANY, L.P

Denver, Colorado
August 19, 2011